Exhibit 21.01

Kenneth Cole Productions, Inc.
Affiliate Group Members
Subsidiaries at: 12/31/2006	Location of incorporation
Cole 57th. St., LLC	Delaware
Cole Amsterdam, B.V.	Amsterdam
Cole Amsterdam, Inc.	Delaware
Cole Broadway, Inc.	New York
Cole Clinton, Inc.	Connecticut
Cole Dawsonville, Inc.	Delaware
Cole Fashion Valley, Inc.	Delaware
Cole Forum, Inc.	Delaware
Cole Garden State, Inc.	Delaware
Cole Georgetown, Inc.	District of Columbia
Cole Grand Central, Inc.	Delaware
Cole Grant, Inc.	Delaware
Cole Las Vegas, Inc.	Delaware
Cole Michigan Avenue, Inc.	Delaware
Cole New Orleans, Inc.	Delaware
Cole Pike, Inc.	Delaware
Cole Reading Outlet, Inc.	Pennsylvania
Cole SFC, LLC	Delaware
Cole Short Hills, Inc.	New Jersey
Cole South Beach, Inc.	Florida
Cole Tyson, Inc.	Virginia
Cole Waikele, Inc.	New York
K.C.P.L., Inc.	Delaware
KCP Beneficiary Services, LLC	Delaware
KCP Consulting (Dongguan), Co. Ltd.	PRC
KCP Trust, LLC	Delaware
Kenneth Cole Asia, Inc.	Delaware
Kenneth Cole Canada, Inc.	Canada
Kenneth Cole Catalog, Inc.	Virginia
Kenneth Cole Productions, (LIC), Inc.	Bahamas
Kenneth Cole Productions, Inc.	New York
Kenneth Cole Productions, LP	Delaware
Kenneth Cole Services (NY), Inc.	Delaware
Kenneth Cole Services, Inc.	Delaware
Kenneth Cole Trading, Inc.	Delaware
Kenneth Cole, Inc.	New Jersey
Kenneth Productions, Inc.	Delaware
Kenth, Ltd.	Hong Kong
Riviera Holding, LLC	Delaware
South Side, LLC	Delaware
Kenneth Cole International Services, LLC	Delaware